Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated June 30, 2016, in Amendment No. 1 to the Registration Statement (Form F-1 No. 333-214610) and related Prospectus of BeyondSpring Inc. dated February 7, 2017.

/s/ Ernst & Young Hua Ming LLP
Beijing, People’s Republic of China
February 6, 2017